Exhibit 10.1

SECOND AMENDMENT TO

SEPARATION AGREEMENT AND GENERAL RELEASE

This second amendment (“Amendment”) dated as of September 18, 2023 (“Amendment Effective Date”) to that certain Separation Agreement and General Release dated as of July 27, 2023, as amended August 15, 2023 (the “Agreement”), is entered into by and between Matthew Shatzkes (“Employee”), and Aditxt, Inc., a Delaware corporation (“Employer”, and together with Employee, the “Parties” and each, a “Party”). All defined terms used herein that are not otherwise defined are used as defined in the Agreement.

WHEREAS, pursuant to Section 13 of the Agreement, the Parties desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for the promises contained herein and the mutual obligations of the Parties, the receipt and sufficiency of which are hereby expressly acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1. Amendments.

Section 1.1. The first three sentences of Section 1 of the Agreement (as amended) are deleted in their entirety and replaced with the following:

“Employee acknowledges that he has been paid the following amounts, less applicable deductions: (i) twenty two thousand two hundred twelve dollars and zero cents ($22,212.00), representing Employee’s accrued Base Compensation (as that term is defined in the Executive Agreement) through the Termination Date; (ii) ten thousand twenty dollars and sixteen cents ($10,020.16), representing a portion of Employee’s Subsequent Quarterly Bonus (as that term is defined in the Executive Agreement); and (iii) thirty-two thousand five hundred seventy-five dollars and eighty-four cents ($32,575.84), representing Employee’s accrued, but unused paid time off as of the Termination Date, which was one hundred and seventy-six (176) hours. No later than September 20, 2023, Employer shall pay to Employee the following amounts, less applicable deductions: (i) ninety thousand sixty dollars and sixteen cents ($90,060.16), representing the balance of Employee’s Subsequent Quarterly Bonus; (ii) one thousand dollars ($1,000), representing consideration for entering into the first amendment; and (iii) five hundred dollars ($500), to serve as consideration for executing this Amendment.”

Section 1.2. The last sentence in each of Section 2(a) and Section 2(b) of the Agreement (as amended) is deleted in its entirety and replaced with the following:

“Such amount shall be paid in one lump sum no later than September 20, 2023.”

Section 1.3. Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Agreement shall continue in full force and effect as provided therein.

Article 2. Miscellaneous.

Section 2.1 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 2.2 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The Parties agree that the Agreement, as amended by this Amendment, shall continue to be legal, valid, binding and enforceable in accordance with its terms. This Amendment shall be binding upon, and shall inure to the benefit of the Parties and their respective successors and assigns. Except as expressly provided herein, the execution and delivery of this Amendment shall not extend, modify or waive any term or condition of the Agreement.

Section 2.3 Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the Parties. Signatures transmitted by facsimile, electronic mail or other electronic transmission shall be effective as originals.

Section 2.4 Entire Agreement. This Amendment and the Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 2.5 Governing Law. The terms and provisions of Section 15 of the Agreement are incorporated herein by reference as if set forth herein and shall apply mutatis mutandis to this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Amendment Effective Date.

Aditxt, Inc.

By:	/s/ Amro Albanna	By:	/s/ Matthew Shatzkes
Name:	Amro Albanna	Name:	Matthew Shatzkes
Title:	Co-Founder and Chief Executive Officer
		Date:	September 18, 2023
Date:	September 18, 2023

[Signature Page to Second Amendment to Separation Agreement and General Release]